As filed with the Securities and Exchange Commission on August 22, 2002

Registration No. 333-__________

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________

Investors Real Estate Trust
(Exact name of registrant as specified in its charter)

North Dakota	45-0311232
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

12 South Main Street, Suite 100
Minot, ND 58701
(701) 837-4738
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

_______________

Thomas A. Wentz, Jr.
Vice President and General Counsel
12 South Main Street, Suite 100
Minot, ND 58701
(701) 837-4738
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Joseph T. Kinning, Esq.
Amy E. Dahl, Esq.
Gray, Plant, Mooty, Mooty & Bennett, P.A.
33 South Sixth Street
3400 City Center
Minneapolis, Minnesota 55402
(612) 343-2800

_______________

            Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [   ]

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  [X]

            If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for same offering.  [   ]

            If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering.  [   ]

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of registration fee
Shares of Beneficial Interest, no par value........	7,214,547 shares	$9.45(1)	$ 68,177,469(1)	$ 6,272.33(1)

            (1)             Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of Regulation C under the Securities Act of 1933 as of the close of the market on August 20, 2002.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained in this Prospectus is not complete and may be changed.  The selling shareholders identified in this Prospectus may not sell the securities covered by this Prospectus until the Securities and Exchange Commission declares effective the registration statement of which this Prospectus is a part.  This Prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where such an offer or sale is not permitted.

 Subject to Completion, Dated August 22, 2002

PROSPECTUS

[IRET LOGO]

Investors Real Estate Trust
7,214,547 Shares of Beneficial Interest

            We are a self-advised real estate investment trust (“REIT”) that is engaged in acquiring, owning and leasing multi-family residential and commercial real estate.  Our principal executive office is located at 12 South Main, Suite 100, Minot, North Dakota, 58701.  Our telephone number is (701) 837-4738.

            This Prospectus relates to the offer and sale from time to time by certain persons listed in this Prospectus as selling shareholders of up to 7,214,547 shares of beneficial interest.  Our shares of beneficial interest (“Shares”) are the functional equivalent of common stock, having the rights and preferences normally associated with common stock.  We may issue the Shares covered by this Prospectus to such selling shareholders to the extent that they redeem their limited partnership units (“LP Units”) of IRET Properties, a North Dakota Limited Partnership (“IRET Properties”) and we elect to issue Shares in connection with such redemption.  We may elect to pay cash for redeemed LP Units rather than issue Shares.

            We are registering the Shares covered by this Prospectus as required under the Agreement of Limited Partnership of IRET Properties, dated January 31, 1997 and as amended to date.  The registration of the Shares does not necessarily mean that any of the selling shareholders will redeem their LP Units or that, following the redemption of LP Units and the issuance of Shares, any Shares will be offered or sold by the selling shareholders.  All net proceeds from the sale of the Shares covered by this Prospectus will go to the selling shareholders.  We will not receive any proceeds from any sales of Shares, but will incur expenses in connection with the offering.  See “Selling Shareholders” and “Plan of Distribution.”

            The selling shareholders may sell the Shares covered in this Prospectus from time to time on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which our Shares are then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of the sale or at negotiated prices.  The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders.

            Our Shares are traded on the Nasdaq National Market under the symbol “IRETS.”

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is August __, 2002.

ABOUT THIS PROSPECTUS

            This Prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  This Prospectus and any accompanying prospectus supplement do not contain all of the information included in the Registration Statement.  For further information, we refer you to the Registration Statement, including its exhibits.  Statements contained in this Prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete.  If the rules and regulations of the Securities and Exchange Commission require that such agreement or document be filed as an exhibit to the Registration Statement, please see such agreement or document for a complete description of these matters.  You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

            This Prospectus provides you with a general description of the Shares covered by this Prospectus and any prospectus supplement.  Each time a selling shareholder sells any of the Shares covered by this Prospectus, the selling shareholder will provide you with this Prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering.  The prospectus supplement also may add, update or change any information contained in this Prospectus.  You should read both this Prospectus and any prospectus supplement together with additional information described under the heading “Where to Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file at the Securities and Exchange Commission’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C., 20549, and in New York, New York and Chicago, Illinois.  Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.  Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s web site at http://www.sec.gov and our web site at http://www.irets.com.  Information on our website does not constitute part of this Prospectus.  Our Exchange Act filing number is 0-14851.

            The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information.  We incorporate by reference the documents listed below, and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus but before the end of any offering of Shares under this Prospectus.

  The Company’s Annual Report on Form 10-K for the year ended April 30, 2002;
  The description of the Company’s shares of beneficial interest is contained in the Company’s Registration Statement on  Form 10 (File No. 0-14851), dated July 29, 1986, as amended by the Amended Registration Statement on Form 10, dated December 17, 1986, and the Second Amended Registration Statement on Form 10, dated March 12, 1987.

            You may request a copy of these filings, at no cost, by writing or calling us at the following address and telephone number:

Timothy P. Mihalick
Investors Real Estate Trust
12 South Main Street, Suite 100
Minot, N.D. 58701
(701) 837-4738

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

            Certain statements included in this Prospectus and the documents incorporated into this Prospectus by reference are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such forward-looking statements include statements about our intention to invest in properties that we believe will increase in income and value; our belief that the real estate markets in which we invest will continue to perform well; our belief that we have the liquidity and capital resources necessary to meet our known obligations and to make additional real estate acquisitions and capital improvements when appropriate to enhance long term growth; and other statements preceded by, followed by or otherwise including words such as “believe,” “expect,” “intend,” “project,” “anticipate,” “potential,” “may,” “will,” “designed,” “estimate,” “should,” “continue” and other similar expressions.  These statements indicate that we have used assumptions that are subject to a number of risks and uncertainties that could cause our actual results or performance to differ materially from those projected.

            Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include:

  the economic health of the markets in which we hold investments, specifically the states of Minnesota and North Dakota, or other markets in which we may invest in the future;
  the economic health of our commercial tenants;
  our ability to identify and secure additional multi-family residential and commercial properties that meet our criteria for investment;
  the level and volatility of prevailing market interest rates and the pricing of our Shares;
  financing risks, such as the inability to obtain debt or equity financing on favorable terms, or at all;
  timely completion and lease-up of properties under construction;
  competition;
  compliance with applicable laws, including those concerning the environment and access by persons with disabilities;  and other risks identified in this Prospectus and from time to time in the reports that we file with the Securities and Exchange Commission or otherwise publicly disseminate.

In light of these uncertainties, the events anticipated by our forward-looking statements might not occur.  We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

IRET

            We are a self-administered, self-managed equity REIT.  Our business consists of owning and operating income-producing real properties.  We are structured as an UPREIT and we conduct our day-to- day business operations though our operating partnership, IRET Properties.  We have fundamental strategies of focusing our real estate investments in the upper Midwest, primarily in Minnesota, North Dakota, South Dakota, Montana and Nebraska, and of diversifying our investments between multi-family residential and commercial properties.

            Our objective is to increase shareholder value by employing a disciplined investment strategy.  This strategy is focused on growing assets in desired geographical markets, achieving diversification by property type and location, adhering to targeted returns in acquiring properties and regularly increasing funds from operations and dividend rates.  We have increased our dividends every year since our inception and every quarter since 1988.

            We seek to diversify our investments between multi-family residential and commercial properties.  As of April 30, 2002, our real estate portfolio consisted of:

  66 multi-family residential properties, containing 8,296 apartment units and having a total asset value (less accumulated depreciation) of $348 million; and
  67 commercial properties, containing 3,769,480 square feet of leasable space and having a total asset value (less accumulated depreciation) of $333 million.

            Typically, we attempt to concentrate our multi-family residential properties in communities with populations of approximately 35,000 to 500,000 and we attempt to concentrate our commercial holdings in metropolitan areas with populations of approximately 100,000 to 3.0 million.  Our multi-family residential properties include apartment buildings, complexes and communities.  Our commercial properties include office buildings, warehouse and industrial facilities, medical office and health care facilities and retail stores and centers.

            We generally use available cash or short-term floating rate debt to acquire real estate.  We then replace such cash or short-term floating rate debt with fixed-rate secured debt, typically in an amount equal to 70% of the acquisition cost.  In appropriate circumstances, we also may acquire one or more properties in exchange for equity securities or LP Units of IRET Properties, which are convertible into Shares on a one-to-one basis after the expiration of a minimum one-year holding period.  Subject to our continued ability to raise equity capital and exchange LP Units, we anticipate acquiring $100 million to $200 million of real estate assets on an annual basis.

            We contract with locally based third-party management companies to handle all onsite management duties necessary for the proper operation of our properties.  All of our management contracts provide for compensation ranging from 2.8 to five percent of gross rent collections and may be terminated by us in 60 days or less by providing written notice of termination.  The use of locally-based management companies allows us to enjoy the benefits of local knowledge of the applicable real estate market, while avoiding the cost and difficulty associated with maintaining management personnel in every location in which we operate.

            We operate in a manner intended to enable us to qualify as a REIT under the Internal Revenue Code.  In accordance with the Code, a REIT that distributes its capital gain and at least 90% of its taxable income to its shareholders each year, and which meets certain other conditions, will not be taxed on the portion of taxable income that is distributed to shareholders.

NO PROCEEDS TO IRET

            We will not receive any proceeds from the sale by the selling shareholders of the Shares covered by this Prospectus.  All of the net proceeds from the sale of the Shares covered by this Prospectus will go to the selling shareholders who offer and sell their shares.  All costs and expenses incurred in connection with the registration under the Securities Act of the offering made hereby will be paid by us, other than any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and share transfer and other taxes attributable to the sale of Shares, which will be paid by the selling shareholders.  See “Selling Shareholders.”

SELLING SHAREHOLDERS

                     The selling shareholders hold 7,214,547 LP Units in IRET Properties.  We may issue the Shares covered by this Prospectus to the selling shareholders in exchange for LP Units if and to the extent that the selling shareholders redeem the LP units and we elect to issue Shares in exchange for such LP Units.  The following table sets forth certain information with respect to the selling shareholders and their ownership of Shares as of July 31, 2002.  Except as indicated below, none of the named selling shareholders hold any position, office or has any other material relationship with us, or any of our predecessors or affiliates, during the past three years.  Except as indicated below, the Shares owned by each selling shareholder prior to the offering represent less than 1% of the sum of the Shares outstanding as of July 31, 2002 plus all Shares to be issued upon redemption of the outstanding LP Units in IRET Properties by the selling shareholders named herein, assuming redemption of all outstanding LP Units in IRET Properties in exchange for Shares.

                   Since the selling shareholders may sell all, some or none of the offered shares, and since there are currently no agreements, arrangements or understandings with respect to the sale of any of such Shares, no estimate can be given as to the number or percentage of shares that will be held by the selling shareholders upon termination of any offering made hereby.  The Shares covered by this Prospectus represent approximately 18% of the sum of our total Shares outstanding as of July 31, 2002 plus all Shares to be issued upon redemption of the outstanding LP Units in IRET Properties by the selling shareholders named herein, assuming redemption of all outstanding LP Units in IRET Properties in exchange for Shares.

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

Alvin & Carolyn Aaseth

1,800

1,800

Alvin & Ann Abelstad, JTWROS

300

300

Hewes D. Agnew

52,991

52,991

Bette Lu Anderson (3)

90,113

84,685

C. Morris Anderson (4)

86,595

86,485

     Robert
O. & Marianne J. Anderson, TC

36,991

36,991

Loren Andreson

1,856

1,856

Norman H. Andrews

4,280

3,212

William Lee Arndt

37,450

37,450

     Jerome
O. & Irene H. Askelson, JTWROS

300

300

Ralph Atlas

38,730

38,730

Richard Baertsch

80,310

1,528

Daniel Baranick

2,284

2,284

Norma Baranick

2,284

2,284

     Bascom
    Family Trust, Clifford William
          & Janet Longfellow Bascom,
Trustees

116,279

116,279

     Albert
H. Bauer Living Trust, Albert H. Bauer, Trustee

19,847

6,424

Leonard & Dianne Benfiet, JTWROS

300

300

     Peter
J. & Anna Berger, JT

10,724

10,724

Catherine Bialis

309

309

Marilyn K. Bigwood

3,686

600

     Melvin
    & Marie Boeshans Living Trust,
          Melvin & Marie Boeshans,
Trustees

30,485

600

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

Amount Offered Hereby (2)

Ronald Briggs

6,455

6,455

    John & Jean Brown Estate Trust,
John & Jean Brown Trustees

5,349

4,320

Irene Buckner

2,284

2,284

Gene Buehner

25,581

25,581

Ronald & Lowella Bushaw, JT

12,048

11,722

Robert A. Buxton

28,137

28,137

Phyllis & Alan Campbell, JTWROS

354

300

Ronald K. Carlson

120,809

106,920

Edwin C. Carpenter

12,910

12,910

Walter S. Carpenter

81,395

81,395

John Caye

23,511

23,511

     Calvin
T. & Marva Kirby Christian, JTWROS

150

150

     Donald
& Marcella Christianson, JTWROS

300

300

Timothy F. Corwin

7,718

7,718

Virginia Coughlin

12,897

928

Gordon L. Cox

52,990

52,990

     Elvin
    C. Dahl Living Trust, Elvin C.
& Delores M. Dahl Trustees

465

300

     Dain
Rauscher Incorporated FBO A. James McArthur

53,460

53,460

James J. Deibert

300

300

Fred & Paula Deigert

25,101

25,101

Kurt A. Deter

3,000

3,000

Edward & Tillie Dobrinski, JTWROS

600

600

Edward & Tillie Dobrinski, TC

39,781

300

Beatrice Dreyer

13,018

300

E.L. Johnson Partners

144,983

144,983

Francis D. Ellingson

2,761

2,456

     Laurence
    Elm Family Trust U/Will
Beverly Elm Trustee

750

750

     Arthur
Emerson Trust, Roger Emerson, Trustee

6,488

6,488

     Gordon
F. & Elizabeth Emerson, TC

38,362

12,976

Matelen C. Emerson

12,976

12,976

     Terry
Enervold & Cheryl Enervold, JT

16,691

4,662

Edith J. Engberg

2,015

1,856

Margaret Engleson

309

309

Jay Enyart

3,365

2,944

Armond G. Erickson

7,718

7,718

Martin Evenrud

42,788

1,200

Daniel L. Feist (5)

(11) 630,999

1,856

Charles Ferguson

29,307

29,307

     Herman
L. & Velma R. Fettig, JTWROS

2,009

300

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

Arnold Fiedler

2,284

2,284

Robert O. Field

2,284

2,284

     The
    Duane L. & MaryAnn Fields Family Trust,
          Duane L. & MaryAnn Fields,
Trustees

300

300

Roy & Darlene Filler, TC

300

300

     First
Prebsyterian Church

50,257

1,200

     James
    M. Fisher Grantor Retained
          Annuity Trust, First Western
    Bank
and Trust Trustee

295,812

295,812

Chauncey O. Frisbie

6,664

6,664

F. Elizabeth Frisbie

2,944

2,944

Helen Frost

6,689

300

Shirley M. Frost

4,705

1,500

Virgil R. Frost

13,035

300

Craig W. Gagnon

5,226

4,573

Sandra R. Geiszler

354

300

David Gellman

6,455

6,455

Donald R. Givens

3,859

3,859

Jerry & Karen Goetz, JTWROS

52,080

600

Elmer & Marion Gorde, JTWROS

300

300

Jae Carmene Gross

3,212

3,212

Gerald R. Grote

7,302

7,302

Walters Group

35,031

35,031

Richard & Alice Gunter, TC

7,781

7,781

Lois J. Gydesen

79,414

75,741

Gery & Palmyra Haag, JTWROS

300

300

Richard & Mary Haenke, JTWROS

740

740

Kimberly Rohrer Hale

2,156

400

Duane Hanauer

35,266

35,266

Daryl B. Hanson

17,697

17,697

Ruth Hanson

300

300

     Robert
M. & Shirley A. Haugen, JTWROS

9,046

7,185

Vernon & Delores Helm, JTWROS

485

300

David A. Himmelman

12,910

12,910

     Theodore
F. & Darlene Hochsprung, TC

300

300

Lloyd & Betty Hoffer, JTWROS

88,557

87,273

Bradley A. Holtan

29,260

20,161

Dorothea M. Howey

928

928

     Bruce
    K. Hoyt Revocable Trust,
          Bruce K. & Gayle J. Hoyt,
Trustees

75,275

75,275

Bradley A. Hoyt

27,885

27,885

Steven B. Hoyt (6)

(12) 86,013

86,013

    Steven B. & Michelle L. Hoyt,
TC (6)

(12) 763,947

763,947

Robert & Ardis Huizenga, JTWROS

9,248

300

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

     Leonard
L. & Ida D. Hummel, JTWROS

13,423

13,423

Helen E. Hurly

27,373

600

     Leo
    E. Irey Revocable Living Trust,
Leo E. Irey Trustee

50,336

1,856

J & L Family Limited Partnership

57,507

57,507

Margery Jangula

27,221

150

     JAS
& CO FBO Mike F. Dolan Trust Agency

105,995

5,240

Gary & Gayle Jeffrey, JTWROS

6,883

600

James C. Jensen

30,980

30,872

     The
    Carl E. Johnson Family Trust,
              Norma
G. Johnson Trustee

8,555

8,555

     The
    Norma G. Johnson Revocable Trust,
Norma G. Johnson Trustee

8,555

8,555

Robert & Ellen Johnson, JTWROS

46,187

46,187

     Vincent
W. & Eunice J. Johnson, JTWROS

300

300

Audrey Jones

6,488

6,488

Arnold P. Kaplan

12,910

12,910

     Clayton
    Kaufman Trust, Clayton &
Douglas Kaufman Trustees

6,455

6,455

Irving & June Keating

13,852

600

Alvin H. Kenner

1,800

1,800

Harris Kenner

2,128

2,128

Clay B. King

1,543

1,528

Kermit Kjonaas

300

300

Eugene & Lorrain Klein

300

300

     James
L. & Ruth M. Knutson, JTWROS

50,697

50,697

Calvin Krueger

106,920

106,920

Ernest & Louise Kunnanz, JTWROS

366

300

Jerome S. Lang

206,920

206,920

Joseph I Langer C/O Barrett Moving

12,910

12,910

     Laurence
J. & Bonnie J. Larson, JTWROS

16,672

300

Ardis Larson

7,038

928

    Gerald E. & Janet I. Lawson,
JTWROS

928

928

Clarence & Ann Lee, JTWROS

9,676

300

Dr. Kon-Hweii Lee

1,228

1,228

     Dr.
Kon-Hweii & Alice Shwu-Heuy Lee, JTWROS

1,856

1,856

    Peter J. & Minnie M. Lefor,
JT

12,528

12,528

Florence Lehr

93,583

87,168

Marvin Lehr

93,583

87,168

Darrell & Susan Leier, TC

943

900

Marlo & Edith Lelm, JTWROS

11,507

1,500

Julia Lenertz

928

928

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

     Phillip
L. Levin Trust, Phillip L. Levin Trustee

12,910

12,910

Steven B. Liefschultz

12,196

10,671

Liffrig Family Investments, LLP

16,901

14,317

Darwin D. Lindberg

31,795

31,795

Mary Lipp

25,480

25,480

Hy Liss

12,910

12,910

     Liss
Family Trust, Joseph M. & Adeline N. Liss, Trustees

12,910

12,910

Omar & Helen Locken, JTWROS

652

600

Ann Loder

1,228

1,228

Leroy & Ann Loder, JTWROS

2,284

2,284

Leroy & Ann Loder, TC

600

600

Leroy Loder

928

928

     Robert
L. & Patricia A. Lorentson

48,565

44,604

Lowell Lundberg

7,834

7,718

Patsy McArthur

53,460

53,460

     Mary
Mahoney Marital Trust, Meg Mahoney, Trustee

1,450

1,228

     Mitchell
Mahoney Family Trust, Meg Mahoney, Trustee

38,710

2,284

Jack G. Marcil

3,859

3,859

Tamra I. Medina

10,163

10,163

Jerome J. Mergen

21,400

18,725

Arnold Merkel

2,284

2,284

     J&M
    Miller Living Trust, John A.Miller
          & Marlene A. Miller,
Trustees

57,839

3,056

Jeffrey Miller (7)

163,001

5,496

Kenneth or Jeanette Miller, JTWROS

12,591

2,284

     Kenneth
    L. & Jeanette E. Miller Trust,
          Kenneth L. & Jeannette
E. Miller,Trustees

31,468

31,468

Peggy Miller (8)

159,376

1,228

Laurence & Agnes Mizeur, JTWROS

600

600

Ernest Mock

17,582

2,284

Karen Mock

400

400

Ronald & Nancy Mongeon, JTWROS

4,592

300

Helen Mork & Craig Mork, JTWROS

9,331

6,424

     Helen
Mork & Deborah Branseky, JTWROS

3,212

3,212

Helen Mork & Linda Jundt, JTWROS

2,284

2,284

Ronald A. Morton

64,225

2,000

Richard L. Muus

1,450

1,228

     Burton
    G. Neff Revocable Trust,
          Burton G. & Annette Neff
Trustees

7,620

6,455

     Adeline
    Neuharth Residuary Trust,
Hilmer Neuharth Trustee

27,635

27,635

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

     Hilmer
    & Adeline L. Neuharth Trust,
Hilmer Neuharth Trustee

27,635

27,635

Andrew Nikitenko

6,321

2,284

D. Michael Noonan

7,302

7,302

     North
    Dakota State Land Department
Unclaimed Property Division

309

309

     Delores
    Odell Living Trust, Roger R. or
Delores Odell Trustees (9)

287,832

199,935

     Roger
    R. Odell Living Trust, Roger R.
          or Delores Odell Trustees
(9)

115,271

97,906

Terrance W. Oehrlein

21,751

18,725

     David
C. & Kathleen B. Olson, JTWROS

3,278

600

Oscar & Jean Olson, JTWROS

1,228

1,228

Phyllis A. Olson Living Trust

600

600

Vernon D. Olson Trust

5,735

2,156

Nancy Oster

106,920

106,920

DeLaine M. Owen

18,182

18,182

Lillian M. Owen

18,182

18,182

Monica Paper

25,523

300

Parktown Partnership

37,450

37,450

    Clayton & Bonnie Patterson,
JTWROS

60,675

3,056

Clayton Patterson

2,884

2,884

David & Lucille Paulson, JTWROS

300

300

Frances M. Peerboom

45,208

18,248

Pella Investments

61,248

61,248

Dennis & Mary Peterson, JTWROS

354

300

D. Duane Peterson

174,566

158,757

Ronald & Ardis Petterson, JTWROS

14,815

14,815

Bruce C. Pinkerton

52,990

52,990

Jean L. Pringle

50,877

300

The Protective Group Inc.

(13) 479,150

479,150

Mark Purdy

8,399

4,112

     The
    Evelyn I. Rechtzigel Trust,
          Frank H. & Gene A. Rechtzigel,
Trustees

83,333

83,333

     Raymond
Reich Family Limited Liability Partnership

19,291

16,012

     Donald
    J. Rensch Family Protection Trust,
          Donald J. & Phyllis K.
Rensch Trustees

42,228

35,795

Gerald & Vivian Rensch, TC

2,130

1,828

     Harold
Rensch & Jeanne Rensch, JT

35,795

35,795

     Phyllis
    K Rensch Family Protection Trust,
Donald J. Rensch,Trustee

9,846

8,341

Timothy Reuer

1,417

1,200

George Richter

108,737

108,737

Ridge Oaks Apartments, Ltd.

178,743

178,743

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

Orrin V. Rinke

7,302

7,302

Jay & Phyllis Ritland, JTWROS

331

300

Henry Roath

3,475

2,944

Richard L. Rosenberg

7,620

6,455

Ralph D. Rudrud

7,718

7,718

     Robert
    E. Sage 1984 Revocable Living Trust,
Robert E. Sage Trustee

31,847

31,847

Joann Salley

928

928

William & Joann Salley, JTWROS

300

300

Dale & Arnola Savelkoul, JTWROS

300

300

Dale & Arnola Savelkoul, TC

71,818

300

Leonard & Blanche Schaan

13,353

300

    Bernard J. & Elaine Schaefer,
TC

10,868

9,575

Joseph R. Schan

20,112

600

     Edward
    Schmit Family Trust,
Francis J. Schmit Trustee

300

300

Dennis D. Schreffler

59,541

52,990

     Yvonne
    L. Schultz Living Trust,
              Yvonne
L. Schultz Trustee

34,237

300

Schulz Cottage Grove Partners

31,603

31,603

    Melvin A. & Ardella L. Score,
TC

4,873

1,228

Gertrude B. Sehl

62,534

62,534

     The
Mary E. Shirley Trust, Mary E. Shirley Trustee

2,284

2,284

     Glenn
H. & Janet M. Sivertson, JTWROS

928

928

     Violet
    Skarphol Marital Trust,
           Community First National
Bank, Trustee

7,718

7,718

     Doris
Slaaten Trust, Doris Slaaten, Trustee

2,284

2,284

     Wayne
O. & Patricia A. Solberg, TWROS

1,062

900

Arnold Soskin

12,910

12,910

     The
    Stebleton Family 1986 Trust,
Roger V. & H. Pat Stebleton, Trustees

94,752

94,752

Estell Stillman

6,455

6,455

Keith H. & Sally Stinson, JTWROS

928

928

Keith H. Stinson

300

300

Paul Storsteen

5,542

2,284

Donald Streitz

24,970

600

     David
W. & Joann M. Tanberg, JTWROS

7,818

600

Tarno Distributing

132,139

600

Bernard H. Terhaar

41,763

41,763

Shirley M. Terhaar

41,763

41,763

Name of Selling Shareholder

 Amount Owned
Prior to Offering (1)

 Amount Offered Hereby (2)

     David
J. & Karen L. Theusch, JTWROS

502

300

Laurence & Opal Thompson, TC

600

600

Laurence & Opal Thompson, JTWROS

900

900

Marguerite N. Thompson

14,271

2,400

Mary Ellen Thompson

113,056

53,125

Keith & Janette Timmreck, JTWROS

19,256

600

Violet Torno

4,573

900

Tri-Dak

19,905

13,423

Roger Van Berkom

2,284

2,284

Michael Vandall

300

300

VCI Partnership

192,613

192,613

Barbara Voeller

9,184

400

Donald Volkmuth

105,797

105,797

Clive P. & Elizabeth P.Ware

56,483

56,483

G. Paul & A. Suzanne Ware, TC

127,389

127,389

Dr. Kevin & Kari Ware, TC

157,082

157,082

Stephen C. Weisberg

7,620

6,455

     Michael
V. & Judy K.Welder, JTWROS

58,594

900

Fredric Wemlinger

14,043

14,043

Thomas A. Wentz, Sr. (10)

353,360

115,250

     Westbrand
    & Co FBO Larry & Marion
Knutson Agency

928

928

     Gaila
Willenbring

45,250

600

     Jerry
D. Wolf

211,962

211,962

(1)         Represents
  Shares currently owned or issuable in exchange for an equal number of LP Units currently owned by the named selling shareholder.

(2)         Represents
  the number of Shares (rounded down to the nearest whole Share)
  that may be issued by us from time to time in exchange for an equal number of LP Units held by the named selling shareholder.

(3)         Mrs.
  Anderson is the wife of C. Morris Anderson.

(4)         Mr.
  Anderson is currently a Vice Chairman and member of our Board of Trustees.  He has served as a Vice Chairman since 2000
  and as a member of our Board of Trustees since 1971.

(5)         Mr.
  Feist is currently a Vice Chairman and member of our Board of
  Trustees.  He has served as a Vice Chairman since 2000 and as a member of our Board of Directors since 1985.

(6)         Mr.
  Hoyt is currently a member of our Board of Trustees.  He
  has served in such capacity since 2001.  Mr. Hoyt is also
  the owner of Hoyt Properties, Inc., a company that manages certain of our commercial  properties.  We have acquired a
  total of nine properties from Mr. Hoyt or his affiliates during the last three years for cash, debt and LP Units in the following amounts:

Assumption of Debt

     $
27,741,219

New Debt

13,660,000

Cash

3,957,044

OP Units

15,736,831

     $
61,095,094

(7)
  Mr. Miller is currently the Chairman and a member of our Board of Trustees.  He has served as chairman since 2000 and as
  a member of the Board of Trustees since 1985.

(8)
  Mrs. Miller is the wife of Jeffrey Miller.

(9)
  Roger Odell is a Trustee of the Delores Odell Living Trust and
  the Roger R. Odell Living Trust.  Mr. Odell served as our
  President and as a member of our Board of Trustees from our inception in 1971 to July 1, 2000.  Mr. Odell was also a 50% owner
  of Odell-Wentz & Associates, L.L.C., the company who served as our advisor prior to July 1, 2000.  Effective on July
  1, 2000, we became “self-advised” as a result of the
  acquisition of Odell-Wentz & Associates, L.L.C.  Currently,
  Mr. Odell has no relationship with the Company as an employee, officer or trustee.

(10)
  Mr. Wentz, Sr. is currently our President and Chief Executive
  Officer.  He has served in such positions since July 1,
  2000.  Mr. Wentz was also a 50% owner of Odell-Wentz &
  Associates, L.L.C.

(11)
  Represents approximately 1.6% of the sum of our total Shares outstanding as of July 31, 2002 plus all Shares to be issued upon redemption of the outstanding LP Units in IRET Properties by the selling shareholders named herein, assuming redemption of all outstanding LP Units in IRET Properties in exchange for
  Shares.

(12)
  The aggregate number of Shares owned individually by Mr. Hoyt and as a tenant in common with his wife represents approximately
  2.2% of the sum of our total Shares outstanding as of July 31,
  2002 plus all Shares to be issued upon redemption of the outstanding
  LP Units in IRET Properties by the selling shareholders named herein, assuming redemption of all outstanding LP Units in IRET
  Properties in exchange for Shares.

(13)
  Represents approximately 1.2% of the sum of our total Shares outstanding as of July 31, 2002 plus all Shares to be issued upon redemption of the outstanding LP Units in IRET Properties by the selling shareholders named herein, assuming redemption of all outstanding LP Units in IRET Properties in exchange for
  Shares.

PLAN OF DISTRIBUTION

            Once
the selling shareholders have exchanged their LP Units for Shares, they may, from time to time, in one or more transactions, offer and sell all or a portion of their Shares that are covered by this Prospectus.  We are registering the Shares covered by
this Prospectus for resale to provide the transferees of the selling shareholders with freely tradable securities.  Registration
does not, however, necessarily mean that the selling shareholders will offer and sell any of their Shares.

            Certain
selling shareholders are subject to restrictions on the redemption of their LP Units for cash or Shares.  Specifically, E.L.
Johnson Partners and George Richter, collectively, may not redeem
LP Units for cash or Shares worth more than $600,000 per calendar quarter or, individually, may not redeem LP Units for cash or
Shares worth more than $100,000 per calendar quarter; G. Paul
& A. Suzanne Ware, TC, may not redeem LP Units for cash or
Shares worth more than $1 million in any calendar year; Jerome
Lang, Calvin Krueger, A. James McArthur, Patsy McArthur, Ronald
Carlson, Nancy Oster and Robert Buxton, individually, may not redeem more than one-fifth of their LP Units for cash or Shares in any calendar year; Ralph Atlas, Ronald Briggs, Edwin Carpenter,
David Gellman, David Himmelman, the Clayton Kaufman Trust, Joseph
Langer, the Phillip Levin Trust, Hy Liss, the Liss Family Trust,
the Burton Neff Revocable Trust, Richard Rosenberg, Estelle Stillman,
Stephen Weisberg and Arnold

Soskin, individually, may not redeem more than one-third of
their LP Units for cash or Shares in any calendar year; and Steve
Hoyt may not redeem more than five percent (5%) of his LP Units in any calendar quarter.

            The
selling shareholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell the Shares covered by this Prospectus in the following manner:

  on the Nasdaq National Market or other quotation system or national exchange on which the Shares are listed or traded at the time of sale;

  in the over-the-counter market;

  in privately negotiated transactions;

  in underwritten transactions;

  or otherwise; at prices then prevailing or related to the
  then current market price or at negotiated prices.

The offering price of the Shares covered by this Prospectus
and offered from time to time will be determined by the selling shareholders and, at the time of determination, may be higher or lower than the market price of the Shares on the Nasdaq National
Market.

            In
connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a selling shareholder or from purchasers of offered Shares for whom they may act as agents, and underwriters may sell offered Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers from whom they may act as agents.

            Offered
Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis.
The methods by which offered Shares may be sold include:

  a block trade in which the broker-dealer so engaged will
  attempt to sell offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;

  ordinary brokerage transactions and transactions in which
  the broker solicits purchases;

  an exchange distribution in accordance with the rules of
  the exchange or quotation system;

  privately negotiated transactions; and

  underwritten transactions.

            The
selling shareholders and any underwriters, dealer or agents participating in the distribution of offered Shares may be deemed to be “underwriters”
within the meaning of the Securities Act.  Any profit on
the sale of offered Shares by the selling shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

            When
a selling shareholder elects to make a particular offer of Shares, a prospectus supplement, if required, will be distributed that identifies any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such selling shareholder and any other required information.

            In
order to comply with state securities laws, if applicable, offered
Shares may be sold only through registered or licensed brokers or dealers.  In addition, in certain states, offered Shares
may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

            We
have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Shares covered by this Prospectus, including, but not limited to, all registration and filing fees, printing expenses and fees and disbursements of our legal counsel and accountants.  The selling shareholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling shareholders and stock transfer and other taxes attributable to the sale of Shares covered by this Prospectus.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

            The
securities being offered pursuant to this Prospectus are our Shares.
As of the effective date of this Prospectus, which is listed on the front cover, each Share has the rights and benefits outlined below.  Unless otherwise noted, none of the items listed
may be changed without notice to, and the affirmative vote of, a majority of the outstanding Shares.

Dividend, Voting and Other Rights

            Our
Shares are of one class, without par value.  All Shares participate equally in dividends and distributions, when and as declared by the members of our Board of Trustees, and in net assets upon liquidation.
All Shares are fully paid and non-assessable upon issuance and have no preference, conversion, exchange, pre-emptive or redemption rights.

            Shareholders
are entitled to one vote for each Share registered in his, her or its name.  With respect to the election of members of
our Board of Trustees, the Shares have cumulative voting rights, which allow each shareholder one vote for each Share registered in his, her or its name for as many members as there are to be elected to our Board of Trustees.

Ownership and Transfer Restrictions

            The
Shares are fully transferable and alienable subject only to certain restrictions that are intended to maintain our status as a REIT.
To insure compliance with the Code provision that provides that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, we may, at any time, redeem Shares from any shareholder at the fair market value thereof as determined by us in good faith and based on an independent appraisal of our assets made within six months of the redemption date.  Additionally, we may refuse to transfer Shares to any person whose acquisition of additional Shares might, in our opinion, violate such Code requirement.  Since our formation in 1970, we have never
imposed the restrictions on transfer or redeemed any of our Shares pursuant to these restrictions.

Senior Securities

            As
of April 30, 2002, we had $25.2 million worth of investment certificates issued and outstanding.  Such securities, which are issued
for a definite term and annual interest rate, are senior to the
Shares offered for sale in this Prospectus.  In the event
that we cease operations or liquidate and distribute all of our assets, the holders of such investment certificates would be paid in full before any money is distributed to the holders of our
Shares.  In April 2002, we discontinued our investment certificate program.  No additional investment certificates will be issued and those outstanding as of April 30, 2002, will be redeemed upon maturity.

Authorized Shares and Shares Currently Outstanding

            Our
Second Restated Declaration of Trust authorizes us to issue an unlimited number of Shares.  As of April 30, 2002 there were
27,847,079 Shares outstanding.  No shareholder held five
percent or more of such Shares

as of that date.  We have no other classes of stock and,
as of April 30, 2002, there were no warrants, stock options or other contractual arrangements, other than the LP Units, requiring the issuance of Shares or other stock.

CERTAIN TAX CONSIDERATIONS

Considerations Regarding IRET and its Shareholders

            Federal
Income Taxation.  Since our organization, we have operated
in a manner intended to qualify as a REIT under Sections 856-858 of the Code.  Under such Code Sections, a REIT that meets
certain requirements will not be subject to Federal income tax with respect to income that it distributes to its shareholders.
Rather all such income will be taxed at the shareholder level.
In order to be considered a REIT for purposes of the Federal income tax laws, we must continue to meet the requirements of those Sections of the Code, including the following:

(i)
    At the end of each fiscal quarter, at least 75% of our total assets must consist of real estate, cash and cash items (including receivables), and government securities.  As to non-real
    estate investments, which may not exceed 25% of our total assets, the securities that we own in any one issuer may not represent more than five percent of the value of our assets or more than ten percent of the total value or voting power of that issuer.

(ii)
      At least 75% of our gross income for the taxable year must be derived from real estate rents or mortgages or other specified real estate related activities.

(iii)
      Beneficial ownership of our Shares must be held by 100 or more persons during at least 335 days of each 12-month taxable year.
      More than 50% of the outstanding Shares may not be owned, directly or indirectly, by or for, five or fewer individuals, at any time during the last half of the taxable year.

            As
a REIT, we will not be taxed on that portion of our taxable income that is distributed to our shareholders, provided that at least
90% of our taxable income is distributed.  To the extent
that there is undistributed taxable income or undistributed capital gain income, we will be taxed as a domestic corporation at corporate income tax rates.  However, we may retain some or all of
our net capital gain without incurring double taxation.
If we elect to do this, we are taxed on the amount we designate as retained capital gain at the capital gains rate generally applicable to corporations.  Our shareholders then must include in their income their proportionate share of the undistributed capital gain in income as long-term capital gain.  In this case the
shareholder is deemed to have paid the shareholder’s share
of the tax we paid, and is entitled to a credit for this amount on the shareholder’s income tax return.  In addition,
the shareholder’s basis in the shareholder’s Shares
is increased by the amount of the undistributed long-term capital gains taxed to the shareholder, less the amount of capital gains tax we paid on those capital gains.  As a REIT, we will not
be entitled to carry back or carry forward any net operating losses with respect to the income taxed to us.

            So
long as we have met the statutory requirements for taxation as a REIT, distributions made to our shareholders will be taxed to such shareholders as ordinary income or long-term capital gain.
Distributions will not be eligible for the dividends received deduction for corporations.  We will notify each shareholder as to that portion of the distributions which, in the opinion of our counsel, constitutes ordinary income or capital gain.
The shareholders may not include in their individual income tax returns any of our operating or extraordinary losses, whether ordinary or capital.

            If
we do not qualify as a REIT for any taxable year, we will be taxed as a domestic corporation, and we will not be able to deduct distributions to our shareholders in computing our taxable income.  Such
distributions, to the extent made out of our current or accumulated earnings and profits, would be taxable to the shareholders as dividends, but would be eligible for the dividends received deduction for corporations.

            In
the opinion of the law firm of Pringle & Herigstad, P.C.,
we have conducted our operations in such a manner to qualify as a REIT.  Treasury Regulations issued under the Code require
that the members of our Board of Trustees have continuing exclusive authority over our management, the conduct of our affairs and, with certain limitations, the management and disposition of the property we own.  Our Board of Trustees intends to adopt
any

amendments to our Second Restated Declaration of Trust that
may be necessary in order for us to continue to operate as a REIT.
Any amendments to our Second Restated Declaration of Trust that are required in order for us to remain qualified as a REIT may be made by the Board of Trustees without notice to, or a vote of, the shareholders.

            Taxation
of Our Shareholders.  Distributions made to our shareholders out of current or accumulated earnings and profits will be taxed to the shareholders as ordinary income.  Distributions that
are designated as capital gain dividends will generally be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain income for the taxable year.  Distributions to a shareholder in excess of current or accumulated earnings and profits will be treated as a nontaxable return of capital to the extent that they do not exceed the adjusted basis of a shareholder’s Shares.  If distributions in excess of
current or accumulated earnings and profits exceed the adjusted basis of a shareholder’s Shares, the distributions will be
included in the shareholder’s income as long-term or short-term capital gain (assuming the Shares are held as a capital asset in the hands of the shareholder).

            We
will notify shareholders at the end of each year as to the portions of the distributions that constitute ordinary income, net capital gain or return of capital.  Any dividend declared by us during the months of October, November or December of any year payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, even though the dividend may not actually be paid by us until January of the following calendar year.

            In
addition, as described earlier, if we retain some or all of our net capital gain and elect to avoid double tax on these gains, we will be taxed on the amount so designated at the capital gains rate generally applicable to corporations.  A Shareholders
then must include the shareholder’s proportionate share of
these undistributed capital gains in income as long-term capital gain.  The shareholders are deemed to have paid their share
of the tax we paid, and they may claim a credit for this amount on their income tax returns.  In addition, the tax of in
the shareholder’s Shares is increased by the amount of such
undistributed long-term capital gains taxed to the shareholder, less the amount of capital gains tax we paid on those capital gains.

            In
general, any gain or loss upon a sale or exchange of Shares by a shareholder who has held such Shares as a capital asset will be long-term or short-term, depending on whether the stock was held for more than one year; provided, however, that any loss on the sale or exchange of Shares that have been held by such shareholder for six months or less will be treated as a long-term capital loss to the extent that distributions from us are required to be treated by such shareholders as long-term capital gain.

            State
and Local Income Taxation.  Since we qualify as a REIT
for purposes of the Federal income tax laws, we generally are not subject to state income tax on that portion of our taxable income that is distributed to our shareholders.  Shareholders, however, may be subject to taxation on distributions we make to them depending on the state or local jurisdiction of residence of the shareholder.  Prospective shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment.

            Taxation
of IRAs, 401(k)s and Other Pension and Profit-sharing Trusts, and Other Tax-exempt Shareholders.  Amounts distributed
as dividends by a qualified REIT generally do not constitute unrelated business taxable income (“UBTI”) when received by a
tax-exempt entity.  As a consequence, the dividend income
received from us should not, subject to certain exceptions described below, be UBTI to a pension or profit-sharing trust, 401(k), IRA or other tax-exempt entity (a “Tax-Exempt Shareholder”),
provided that (i) the Tax-Exempt Shareholder has not held its
Shares as “debt financed property” within the meaning
of the Code, (ii) the Shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder, or (iii) in the case of a pension or profit-sharing trust (A) the trust does not hold more than 25% by value of the interests in us or (B) the trust does not hold more than 10% by value of the interests in us unless the total holdings of all pension or profit-sharing trusts holding more than 10% by value is not more than 50% by value of the interests in us.  Similarly, income from the
sale of Shares should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Shares as a dealer (under Section 512(b)(5)(B) of the Code)
or as “debt-financed property” within the meaning of
Section 514 of the Code.

            With
respect to Tax-Exempt Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in us.  Such prospective investors should consult their tax advisors concerning these “set-aside”
and reserve requirements.

            Reporting
to the IRS and Backup Withholding.  We will report to
our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any.  Under the backup withholding rules, a
shareholder may be subject to backup withholding, currently at the rate of 30%, with respect to dividends paid, unless such holder:
(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
A shareholder that does not provide us with a correct taxpayer identification number may be subject to penalties imposed by the
Internal Revenue Service.  Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.
In addition, we may be required to withhold a portion of capital gain distributions to any shareholder who fails to certify their non-foreign status to us.

Tax Treatment of IRET Properties and Its Limited
Partners

            The
following discussion summarizes certain federal income tax considerations applicable to IRET’s investment in IRET Properties.
The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

            We
will include in our income our share of IRET Properties’
income and deduct our share of IRET Properties’ losses only
if IRET Properties is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation.

            We
have not requested, and do not intend to request, a ruling from the IRS that IRET Properties will be classified as a partnership for federal income tax purposes.  Instead, based on certain
factual assumptions and representations we have made and on currently applicable Treasury Regulations under Section 7701 of the Code,
Pringle & Herigstad, P.C., is of the opinion that IRET Properties will be treated for federal income tax purposes as a partnership.
Further, based on certain factual assumptions and representations we have made, Pringle & Herigstad, P.C., is of the opinion
that IRET Properties will not be a publicly traded partnership.
Unlike a tax ruling, an opinion of counsel is not binding upon the IRS, and no assurance can be given that the IRS will not challenge the status of IRET Properties as a partnership for federal income tax purposes.  If a court sustained such a challenge, IRET
Properties would be treated as a corporation for federal income tax purposes, as described below.  In addition, the opinion
of Pringle & Herigstad, P.C., is based on existing law.
No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

            If
for any reason IRET Properties was taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT.  In addition, any change
in the IRET Properties’ status for tax purposes might be
treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.  Further,
items of income and deduction of IRET Properties would not pass through to its partners, and its partners would be treated as shareholders for tax purposes.  Additionally, IRET Properties would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing IRET Properties’
taxable income.

Income Taxation of IRET Properties and its Partners

            Partners,
Not IRET Properties, Subject to Tax.  A partnership is
not a taxable entity for Federal income tax purposes.  As
such, we will be required to take into account our allocable share of income, gains, losses, deductions and credits from IRET Properties for any taxable year ending within, or with, our taxable year, without regard to whether we have received, or will receive, any distributions.

            Partnership
Allocation Income, Losses and Capital Gain.  Although
a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Code if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.
If an allocation is not recognized for Federal income tax purposes,

the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will
be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.  IRET Properties’ allocations of taxable
income and loss are intended to comply with the requirements of
Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

            Tax
Allocations with Respect to Contributed Property.  Pursuant
to Section 704(c) of the Code, income, gain, loss and deductions that are attributable to appreciated or depreciated property contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.  The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution.  The Treasury Department has issued regulations requiring partnerships to use a “reasonable method”
for allocating items affected by Section 704(c) of the Code, and outlining several reasonable allocation methods.  IRET Properties plans to elect to use the traditional method for allocating Code
Section 704(c) items with respect to the properties it acquires in exchange for LP Units.

            Under
the limited partnership agreement of IRET Properties, depreciation or amortization deductions will be allocated among the partners in accordance with their respective interests.  In addition, gain on the sale of a property contributed to IRET Properties by a limited partner in exchange for LP Units will be specially allocated to such limited partner to the extent of any built-in gain with respect to the property.  Depending on the allocation method elected under Code Section 704(c), it is possible that:
(i) we may be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if such properties were to have a tax basis equal to their fair market value at the time of contribution, and (ii) we may be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale.  These allocations may cause us to recognize taxable income in excess of cash proceeds, which may adversely affect our ability to comply with the REIT distribution requirements.  This situation has not occurred
in the past, and we do not currently have any reason to believe it will occur in the future.

            The
allocation rules may also affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend.  The allocations described
in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased the properties for cash.

            Tax
Basis in IRET Properties.  In general, our adjusted tax
basis of our partnership interest in IRET Properties is equal to: (i) the amount of cash and the basis of any other property that we contribute to IRET Properties, (ii) increased by our share of income and indebtedness, and (iii) reduced, but not below zero, by our share of the loss and the amount of cash and the basis of any other property distributed to us.

            If
the allocation of our share of loss would reduce the adjusted tax basis of our partnership interest in IRET Properties below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero.  To the extent that cash distributions, or any decrease in our share of the indebtedness, would reduce our adjusted tax basis below zero, the excess distributions (after our adjusted tax basis has been reduced to zero) will constitute taxable income to us.  Such income normally will be characterized as capital gain, and, if our partnership interest in IRET Properties has been held for longer than the long-term capital gain holding period, the income will constitute long-term capital gain.

            Sale
of Real Estate.  Generally, any gain realized by IRET
Properties on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture.

            Any
gain recognized on the disposition of a particular property contributed by a partner in exchange for limited partnership will be allocated first to such contributing partner under Section 704(c) of the
Code to the extent of such contributing partner’s built-in
gain.  Any remaining gain will be allocated among the partners in accordance with their respective ownership percentage interests in IRET Properties.

ERISA and Prohibited Transaction Considerations

            The
following is a discussion of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended
(“ERISA”), and the prohibited transaction provisions
of Section 4975 of the Code that may be relevant to a prospective purchaser.  The discussion does not purport to deal with
all aspects of ERISA or Section 4975 of the Code that may be relevant to particular shareholders in light of their particular circumstances.

            The
discussion is based on current provisions of ERISA and the Code and any change in the current law may render this discussion incorrect.

            A
fiduciary of a pension, profit-sharing, other employee benefit plan, IRA or 401(k) plan subject to Title I of ERISA should carefully consider whether an investment in our Shares is consistent with his or her fiduciary responsibilities under ERISA.  In particular, the fiduciary requirements of Part 4 of Title I of ERISA require an ERISA Plan’s investments to be: (i) prudent and in the
best interests of the ERISA Plan’s participants and beneficiaries,
(ii) diversified in order to minimize the risk of large losses, unless it is clearly prudent not to do so, and (iii) authorized under the terms of the ERISA Plan’s governing documents insofar as such documents are consistent with the provisions of Title
I and Title IV of ERISA.

            Status
of IRET and IRET Properties under ERISA.  The following
section discusses certain principles that apply in determining whether the fiduciary and prohibited transaction provisions of
ERISA and the Code apply to us or IRET Properties because one or more shareholders may be an ERISA Plan, a Non-ERISA Plan or an IRA subject to such prohibited transactions provisions of Section
4975 of the Code.

            If
our assets are deemed to be “plan assets” under ERISA:
(i) the prudence standards and other provisions of Part 4 of Title
I of ERISA would be applicable to any transactions involving our assets, (ii) persons who exercise any authority over our assets, or who provide investment advise to us, would (for purposes of fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires our Shares, and transactions involving our assets undertaken at their direction or pursuant to their advise might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA
Plan to cause it to acquire or hold our Shares could be liable under Part 4 of Title I of ERISA for transactions entered into by us that do not conform to ERISA standards of prudence and fiduciary responsibility, and (iv) certain transactions that we might enter into in the ordinary course of its business and operations might constitute “prohibited transactions” under ERISA and
the Code.

            Regulations
of the Department of Labor (“DOL”) provide that the
ERISA rules do not apply in the case of a security which is a
“publicly-offered security.” The Plan Asset Regulations
define a publicly-offered security as a security that is “widely-held,”
“freely transferable” and either part of a class of
securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act.
The DOL regulations provide that a security is “widely-held”
only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another.
As of April 30, 2001, we had approximately 5,000 shareholders and, therefore, we are of the opinion that our Shares are now, and will be, “widely held.”

            The
Plan Asset Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the
basis of all relevant facts and circumstances.  We currently impose only the following restrictions on transfer of our Shares:

            Our
Second Restated Declaration of Trust provides that “to insure compliance with the Internal Revenue Code provision that no more than 50% of the outstanding Shares may be owned by five or fewer individuals, the Trustees may at any time redeem Shares from any
Shareholder at the fair market value thereof (as determined in good faith by the Trustees based on an independent appraisal of
Trust assets made within six months of the redemption date).
Also, the Trustee may refuse to transfer Shares to any Person whose acquisition of additional Shares might, in the opinion of the Trustees, violate the above requirement.”

            We
are not aware of any other facts or circumstances limiting the transferability of our Shares that are not enumerated in the Plan
Asset Regulations as those not affecting free transferability.

            Assuming
that our Shares will be “widely held,” and that no other
facts and circumstances other than those referred to in the preceding paragraph exist that restrict transferability, it is our opinion that our Shares should be publicly offered securities and the our assets should not be deemed to be “plan assets”
of any ERISA Plan, IRA or Non-ERISA Plan that invests in our Shares of beneficial ownership.

LEGAL MATTERS

            The
validity of the Shares offered by this Prospectus and other legal matters will be passed upon for us by Pringle & Herigstad,
P.C., Minot, North Dakota.

EXPERTS

            Our
consolidated financial statements and schedule, as of April 30,
2002 and 2001, and the statements of income, shareholders’
equity and cash flows of the Company for each of the three most recent fiscal years ended April 30, have been incorporated herein by reference in reliance on the reports of Brady Martz & Associates,
P.C., Minot, North Dakota, independent accountants, and upon the authority of said firm as experts in accounting and auditing.

            No
dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer and sale of Shares covered by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.  This Prospectus does not
constitute an offer to sell, or the solicitation of any offer to buy, any security other than the securities offered by this
Prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of
this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

_______________

7,214,547
Shares

[IRET LOGO]

INVESTORS
REAL ESTATE TRUST

Shares of Beneficial Interest

_______________

PROSPECTUS

_______________

PART II

INFORMATION NOT REQUIRED TO BE IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

            The
following table sets forth our various expenses in connection with the registration of the Shares covered by this Prospectus.
All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fee.  All of such expenses will be paid by the Company.

     Securities
and Exchange Commission Fee......................................

     $
6,272

     Accounting
Fees and Expenses......................................................

     $
1,300

     Legal
Fees and Expenses...............................................................

     $
11,500

TOTAL....................................................................................

     $
19,072

Item 15.  Indemnification of Directors and Officers

            Limitation
of Liability and Indemnification.  Our Second Restated
Declaration of Trust provides that under certain circumstances we will indemnify the members of our Board of Trustees and employees against all claims, costs and liabilities incurred as a result of acting as a member of the Board or employee, provided that the following conditions have been satisfied:

  The course of conduct which caused the loss was in the our best interests

  The affected member of the Board of Trustees or the employee was acting on our behalf.

  The loss was not the result of negligence or misconduct by a member of the Board of Trustees or an employee, or gross negligence or willful misconduct by an independent member of the Board of
  Trustees.

  Any indemnification payment is only recoverable from our
  net assets and not from the shareholders.

          Members
of the Board of Trustees and employees will not be indemnified by us for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless one or more of the following conditions are met:

  There has been a successful adjudication on the merits of
  each count involving alleged securities law violations.

  Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction.

  A court of competent jurisdiction approves a settlement of the claims against, and finds that, indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

            The
advancement of our funds to a trustee or employee for legal expenses and other costs incurred for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

  The legal action relates to acts or omissions with respect to the performance of duties or services on our behalf.

  The legal action is initiated by a third party who is not
  a shareholder, or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement.

  The member of the Board of Trustees or the employee undertakes to repay to us the advanced funds, together with the applicable legal rate of interest thereon, in cases in which such member of the Board or such employee is found not to be entitled to indemnification.

            In
addition to providing indemnification to members of our Board of Trustees and employees, under certain circumstance we also maintain insurance covering members of the Board and officers against liability as a result of their actions or inactions on our behalf.

            With
the exception of indemnification and insurance provisions set forth above, there is no other statue, charter provision, by-law, contract or other arrangement under which a member of our Board of Trustees or an employee is insured or indemnified in any manner against liability that he or she may incur in his or her capacity as a member of our Board trustee or as an employee.

Item 16.  Exhibits

    Exhibit

Number

Description

3.1

     Second Restated Declaration of Trust,
dated February 10, 1999(1)

3.2

     IRET Properties Partnership Agreement,
dated January 31, 1997(2)

5

Opinion of Pringle & Herigstad, P.C.*

8

Opinion of Pringle & Herigstad, P.C.*

23.1

Consent of Independent Auditors*

23.2

Consent of Pringle & Herigstad, P.C.*

24

     Power of Attorney (included on signature
page)

__________

*
Filed herewith.

(1)
Incorporated by reference to the Company’s Registration Statement on Form S-11 (File No. 333-78223), filed with the SEC on May 11,
1999.

(2)
Incorporated by reference to the Company’s Registration Statement on Form S-11 (File No. 333-21945), filed with the SEC on February
18, 1997.

Item 17.  Undertakings

            (a)
The undersigned registrant hereby undertakes:

            (1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)
        To include any prospectus required by Section 10(a)(3) of the
        Securities Act of 1933;

            (ii)
        To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation of from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the
        “Calculation of Registration Fee” table in the effective
        registration statement.

            (iii)
        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,
    however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form
    F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
    that are incorporated by reference in the registration statement.

            (2)
      That, for the purpose of determining any liability under the
      Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)
      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange
Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c)
Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

            (d)
The undersigned Registrant hereby undertakes that:

            (1)
      For purposes of determining any liability under the Securities
      Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon
      Rule 430A and contained in a form of prospectus filed by the
      Registrant pursuant to Rule 424(b)(1) or (4) under the Securities
      Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2)
      For the purpose of determining any liability under the Securities
      Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

            Pursuant
to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minot,
State of North Dakota, on this 22nd day of August, 2002.

     INVESTORS REAL ESTATE TRUST

     By:    /s/ Thomas A. Wentz, Jr.
            Thomas A. Wentz,
    Jr.
            Its:  Vice
President and General Counsel

            KNOW
ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Wentz, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant
to the requirements of the Securities Act of 1933, this Registration
Statement and Power of Attorney have been signed by the following persons in the capacities and on the date indicated below.

Signature

Title

Date

    /s/  Jeffrey L. Miller
Jeffrey L. Miller

Trustee and Chairman

August 22, 2002

    /s/  Daniel L. Feist
Daniel L. Feist

Trustee and Vice Chairman

August 22, 2002

    /s/  C. Morris Anderson
C. Morris Anderson

Trustee and Vice Chairman

August 22, 2002

    /s/  John F. Decker
John F. Decker

Trustee

August 22, 2002

    /s/  Patrick G. Jones
Patrick G. Jones

Trustee

August 22, 2002

    /s/  Stephen L. Stenehjem
Stephen L. Stenehjem

Trustee

August 22, 2002

    /s/  Steven B. Hoyt
Steven B. Hoyt

Trustee

August 22, 2002

    /s/  Thomas A. Wentz, Jr.
Thomas A. Wentz, Jr.

Trustee, Vice President and General Counsel

August 22, 2002

    /s/  Timothy P. Mihalick
Timothy P. Mihalick

Trustee, Senior Vice President and Chief Operating Officer

August 22, 2002

    /s/  Thomas A. Wentz, Sr.
Thomas A. Wentz, Sr.

    President and Chief
Executive Officer

August 22, 2002

    /s/  Diane K. Bryantt
Diane K. Bryantt

Secretary and Chief Financial Officer

August 22, 2002

INVESTORS REAL ESTATE TRUST

Form S-3 Registration Statement

INDEX TO EXHIBITS

     Exhibit
Number

Description

3.1

     Second Restated Declaration of Trust,
dated February 10, 1999(1)

3.2

     IRET Properties Partnership Agreement,
dated January 31, 1997(2)

5

Opinion of Pringle & Herigstad, P.C.*

8

Opinion of Pringle & Herigstad, P.C.*

23.1

Consent of Independent Auditors*

23.2

Consent of Pringle & Herigstad, P.C.*

24

     Power of Attorney (included on signature
page)

__________

*
Filed herewith.

(1)
Incorporated by reference to the Company’s Registration Statement on Form S-11 (File No. 333-78223), filed with the SEC on May 11,
1999.

(2)
Incorporated by reference to the Company’s Registration Statement on Form S-11 (File No. 333-21945), filed with the SEC on February
18, 1997.

Exhibit
5

OPINION
RE LEGALITY

August 22, 2002

Securities and
Exchange Commission

Washington, DC 20549

INVESTORS
REAL ESTATE TRUST - FORM S-3 DATED AUGUST 22, 2002

We
have acted as special counsel to Investors Real Estate Trust, a North Dakota business trust (“IRET”), in connection
with the registration of 7,214,547 Shares of Beneficial Interest, no par value, of IRET (the “Shares”), as described in
the Registration Statement filed on the date hereof on Form S-3 with the Securities and Exchange Commission (the “Registration
Statement”).  In connection with the filing of the Registration
Statement by IRET, we advise you that we have examined and are familiar with the documents, trust records and other instruments relating to the organization of IRET, and the authorization and issuance of the Shares, including without limitation the Registration
Statement, and the Second Restated Declaration of Trust of Investors
Real Estate Trust dated February 10, 1999 (the “Declaration
of Trust”).

In our examination
of the foregoing documents, trust records, and other instruments
(the “Documents”), we have assumed that:

i.
  All Documents reviewed by us are original Documents, or true and accurate copies of original Documents, and have not been subsequently amended;

ii.
  The signatures on each original Document are genuine;

iii.
  Each party who executed the Documents had proper authority and capacity;

iv.
  All representations and statements set forth in such Documents are true and correct;

v.
  All obligations imposed by any such Documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

vi.
  IRET at all times has been and will continue to be organized and operated in accordance with the terms of such Documents.
  We have further assumed the accuracy of the statements and descriptions of IRET’s intended activities as described in the Registration
  Statement, and that IRET has operated and will continue to operate in accordance with the method of operation described in the Registration
  Statement.

From our examination
of said documents and records, subject to the assumptions, conditions, and limitations set forth herein, it is our opinion:

1.
  IRET has been duly organized, and is a validly existing, business trust under the laws of the State of North Dakota.

2.
  IRET has the power under North Dakota law to conduct the business activities described in the Declaration of Trust, and in the
  Registration Statement.

3.
  The Shares have been duly and validly authorized.

4.
  The Shares, once sold in the manner described in the Registration
  Statement, and once paid for by a purchaser, will be legally issued, fully paid, and non-assessable.

The opinions contained herein are limited to federal laws of the United States, and the laws of the State of North Dakota.
We are not purporting to opine on any matter to the extent that it involves the laws of any other jurisdiction.  This opinion is rendered as of the date hereof.  We assume no obligation
to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.  This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.  We have not participated in
the preparation of the Registration Statement and assume no responsibility for its contents.

These opinions
are furnished to you solely for your benefit in connection with the transactions described herein, and are not to be used for any other purpose without our prior written consent.

PRINGLE &
HERIGSTAD, P.C.

By
        /s/ Michael A. Bosh

Michael A. Bosh

Exhibit 8

OPINION RE TAX MATTERS

August 22, 2002

Securities and Exchange Commission

Washington, DC 20549

INVESTORS REAL ESTATE TRUST - FORM S-3 DATED AUGUST 22,
2002

We have acted as special counsel to Investors Real Estate Trust, a North Dakota business trust (“IRET”), in connection
with the registration of 7,214,547 Shares of Beneficial Interest, no par value, of IRET (the “Shares”), as described in
the Registration Statement filed on the date hereof on Form S-3 with the Securities and Exchange Commission (the “Registration
Statement”).  In connection with the filing of the Registration
Statement by IRET, we advise you that we have examined and are familiar with the documents, trust records and other instruments relating to the organization of IRET, and the authorization and issuance of the Shares, including without limitation the Registration
Statement, and the Second Declaration of Trust of Investors Real
Estate Trust dated February 10, 1999 (the “Declaration
of Trust”).

In our examination of the foregoing documents, trust records, and other instruments (the “Documents”), we have assumed
that:

  i.
  All Documents reviewed by us are original Documents, or true and accurate copies of original Documents, and have not been subsequently amended;

  ii.
  The signatures on each original Document are genuine;

  iii.
  Each party who executed the Documents had proper authority and capacity;

  iv.
  All representations and statements set forth in such Documents are true and correct;

  v.
  All obligations imposed by any such Documents on the parties thereto have been or will be performed or satisfied in accordance with their terms; and

  vi.
  IRET at all times has been and will continue to be organized and operated in accordance with the terms of such Documents.
  We have further assumed the accuracy of the statements and descriptions of IRET’s intended activities as described in the Registration
  Statement, and that IRET has operated and will continue to operate in accordance with the method of operation described in the Registration
  Statement.

Our opinions expressed herein are based on the Internal Revenue
Code of 1986, as amended (the “Code”), the Treasury
regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue
Service, all as they are in effect and exist at the date of this letter.  It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect.
A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.

Securities and Exchange Commission

From our examination of said documents and records, subject
to the assumptions, conditions, and limitations set forth herein, it is our opinion:

  1.
  IRET is organized in conformity with the requirements for qualification as a real estate investment trust under the Code, and that the present and proposed method of operation of IRET, as described in the Registration Statement and as represented to us by IRET, will permit IRET to continue to so qualify; and

  2.
  The information in the Registration Statement under the (a) “Considerations
  Regarding IRET and Its Shareholders,” (b) “Tax Treatment
  of IRET Properties and Its Limited Partners,” and (c) “Income
  Taxation of IRET Properties and Its Partners,” has been
  reviewed by us and, to the extent that it constitutes matters of law, summaries of legal matters or documents, or legal conclusions, is correct in all material respects.

The opinion stated above represents our conclusions as to the application of the federal income tax laws existing as of the date of this letter to the transactions contemplated in the Registration
Statement and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinion.  Moreover, there can be no assurance that positions contrary to our opinion will not be taken by the Internal Revenue Service, or that a court considering the issues would not hold contrary to such opinion.
Further, the opinion set forth above represents our conclusions based upon the documents, facts and representations referred to above.  Any material amendments to such documents, changes
in any significant facts or inaccuracy of such representations
could affect the opinion referred to herein.   Moreover,
IRET’s qualification and taxation as a real estate investment trust depend upon IRET’s ability to meet, through actual
annual operating results, requirements under the Code regarding income, assets, distributions and diversity of stock ownership.
Because IRET’s satisfaction of these requirements will depend on future events, no assurance can be given that the actual results of IRET’s operations for any particular taxable year will
satisfy the tests necessary to qualify as or be taxed as a real estate investment trust under the Code.  Although we have
made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter and in the Registration
Statement.

These opinions are furnished to you solely for your benefit
in connection with the transactions described herein, and are not to be used for any other purpose without our prior written consent.

PRINGLE & HERIGSTAD, P.C.

By
        /s/ Michael A. Bosh

Michael A. Bosh

Exhibit
23.1

August 9, 2002

Securities and
Exchange Commission

450 5th Street NW

Mail Stop 7-6

Washington, DC 20549

We consent to incorporation by reference
in the Registration Statement of Investors Real Estate Trust on
Form S-3 of our audit report dated May 22, 2002, relating to the consolidated balance sheets of Investors Real Estate Trust as of April 30, 2002 and 2001 and related consolidated statements of operations, changes in shareholders equity, and cash flows for each of the years in the three-year period ended April 30, and related schedules, which report appears in the April 30, 2002
Annual Report on Form 10-K of Investors Real Estate Trust.
We also consent to the reference to our firm under the heading
“Experts” in the prospectus, which is part of the Registration
Statement.

/s/ Brady
Martz & Associates, P.C.

BRADY MARTZ & ASSOCIATES, P.C.

Minot, North Dakota 58701

Exhibit
23.2

August 22, 2002

United States
Securities and

   Exchange Commissioner

Washington, DC 20549

FORM S-3 REGISTRATION
STATEMENT

INVESTORS REAL ESTATE TRUST

TO WHOM IT MAY
CONCERN:

We
consent to the incorporation directly or by reference in the Registration
Statement of Investors Real Estate Trust, on Form S-3 dated August
22, 2002, of our Legality and Tax Matters opinion letters dated
August 22, 2002.  In giving the foregoing consent, we do
not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

PRINGLE &
HERIGSTAD, P.C.

By
        /s/ Michael A. Bosh

Michael A. Bosh

END